Exhibit 10.17

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AMENDED AND RESTATED

CO-BRANDED MASTERCARD CARD PROGRAM AGREEMENT

THIS AMENDED AND RESTATED CO-BRANDED MASTERCARD CARD PROGRAM AGREEMENT (“Agreement”) is made and entered into as of the 15th day of October, 2012 (“Effective Date”), by and between Greensky Trade Credit, LLC, a Georgia limited liability company (“Greensky”), and Comdata Network, Inc., a Maryland corporation (“Comdata”).

RECITALS:

A.	Comdata is currently registered as a Member Service Provider with MasterCard International, has an arrangement with Regions Bank to issue MasterCard cards on its behalf, and operates MasterCard card programs.

B.	Greensky is a lender to, among other persons, certain customers of home improvement retailers and wholesale clubs.

C.	Comdata and Greensky previously executed a Co-Branded MasterCard Card Program Agreement in 2006, and a Co-Branded MasterCard Card Program Agreement dated February 16, 2011 (the “Previous Agreements”) pursuant to which, Greensky offers co-branded MasterCard card programs as described on Exhibit A (the “Existing Programs”).

D.	Comdata and Greensky desire to expand the Existing Programs to include the “Greensky Home Improvement Finance Program” and other approved programs.

E.	The Parties desire to amend and restate the Previous Agreements to incorporate certain changes in the operation of the Existing Programs and to include new programs.

IN CONSIDERATION of the mutual promises contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Greensky and Comdata agree as follows:

AGREEMENT:

1.	Definitions. Capitalized terms used in this Agreement shall have the meanings set forth in this Section 1.

(a)	“Agreement” means this Amended and Restated Co-branded MasterCard Card Program Agreement, together with all exhibits, schedules and attachments, as the same may be amended, modified or supplemented from time to time during the Term.

(b)	“Available Spend” means the credit balance available on a Customer’s account based on the credit limit underwritten by Greensky for each Customer account and communicated in writing to Comdata by Greensky.

(c)	“Business Day” means any day that is not a Saturday, Sunday or legal holiday and on which banking institutions in the city of Nashville, Tennessee are open for business.

(d)	“Card” means the co-branded MasterCard card more particularly described in Section 2(b) and also includes the Initial Bar Code described in Section 2(c).
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(e)	“Comdata” means Comdata Network, Inc., a Maryland corporation.

(f)	“Customer” or “Cardholder” means a U.S. based customer of Greensky or Program Sponsor that has signed up for the Program.

(g)	“Funding Bank” means a bank or other financial institution that has an obligation to fund a portion of the Program on behalf of Greensky pursuant to an loan origination agreement or similar agreement with Greensky.

(h)	“Greensky” means Greensky Trade Credit, LLC, a Georgia limited liability company.

(i)	“International Transaction” means a Transaction that involves a merchant located outside of the United States of America or not in US Dollars.

(j)	“Issuing Bank” means the MasterCard member that issues the Cards for the Program. Initially, the Issuing Bank will be Regions Bank, an Alabama state bank.

(k)	“MasterCard” means MasterCard International.

(l)	“Party” means either Comdata or Greensky, as the case may be, and “Parties” means Comdata and Greensky collectively.

(m)	“Program” means a co-branded MasterCard card program as more particularly described in Section 2 of this Agreement.

(n)	“Program Sponsor” means a retail or wholesale club or other vender that will be the point of origination for the Greensky home improvement or other loans, subject to the approval of Comdata, MasterCard and the Issuing Bank.

(o)	“Term” has the meaning assigned in Section 4 of this Agreement.

(p)	“Transaction” means utilization of a Card (or Card numbers) to purchase goods or services.

2.	The Program.

(a)	General. The Program is a co-branded MasterCard card that will be offered by Greensky to prospective Customers who will use the Card to access their loan proceeds for purchases at Program Sponsor locations, at merchants or service providers associated with a Program Sponsor or at other locations where MasterCard is accepted, as determined for the specific Program. The Program is subject to approval by MasterCard and must be operated at all times in accordance with MasterCard rules, as the same may change from time to time during the Term. Comdata will be responsible for MasterCard compliance and may, with notice to Greensky, alter the Program as necessary to remain in compliance and/or may terminate this Agreement effective on thirty (30) days written notice (unless a shorter notice period is required by MasterCard) if MasterCard does not approve, or revokes its approval of, the Program, or if the Program otherwise is out of compliance and cannot feasibly be made to comply with MasterCard rules. Greensky will be required to sign an application for the Program to be submitted to MasterCard for approval. Greensky is required to submit all card designs, marketing materials and other collateral regarding the Program to Comdata for conformance with
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MasterCard rules and prior approval by Issuing Bank and MasterCard. Without limiting the foregoing, Greensky acknowledges that each Program Sponsor, and each Program is subject to the approval of Comdata, MasterCard and the Issuing Bank.

Greensky acknowledges and agrees that (i) Comdata is not in the business of providing consumer credit, and (ii) to the extent Cards are issued to consumers, Greensky assumes sole responsibility and liability for compliance with all applicable federal, state and local laws, rules or regulations relating to consumer financing activities or the use of the Cards in connection with such consumer financing activities, including, without limitation, all disclosure requirements. Greensky shall indemnify and hold harmless Comdata, MasterCard and Issuing Bank from any and all claims, liabilities, damages or expenses (including reasonable attorneys’ fees) arising out of or in connection with the issuance of any Cards to an individual consumer, or the extension of consumer credit in connection with the Program.

(b)	Co-branded Card. The Card will be a co-branded MasterCard card, bearing both the MasterCard brand and the logo or design of the applicable Program Sponsor, subject to MasterCard approval. Greensky, in conjunction with the applicable Program Sponsor, shall be responsible for choosing its artwork and graphic design for the Cards and for obtaining any permission as necessary to utilize such artwork and graphics. All Cards will be issued by Issuing Bank. Greensky and the Program Sponsor will be required to sign an Affinity Agreement with the Issuing Bank, which includes a license of trademarks and trade names for the Program. All Cards shall remain the property of Issuing Bank. For some Program Sponsors, an actual plastic Card may not be issued, but instead the Customer will utilize the Initial Bar Code described below to access his or her loan proceeds.

(c)	Card Issuance. Prospective Customers may apply for their Greensky loan through a Program Sponsor service desk and when the Customer is approved for a loan by Greensky, Greensky will issue a printed bar code and account number (“Initial Bar Code”) that may be used to access the Customer’s loan proceeds. For some Program Sponsors, Comdata will mail personalized Cards to the Customers within ten (10) business days of issuance of the Initial Bar Code, but for other Program Sponsors, the Customer will continue to use the Initial Bar Code to access his or her loans.

(d)	Card Acceptance. Card acceptance may be restricted to merchant category codes related to the home improvement industry, wholesale clubs or others to be agreed upon from time-to-time by Greensky and Comdata, subject to below floor limit Transactions and merchant identification changes. For certain Program Sponsors, such as The Home Depot, the Cards may be restricted to certain Program Sponsor locations designated by Greensky. All Transactions will be authorized and settled through the MasterCard network. Greensky understands that the restricted card acceptance is based on the merchant category codes, or the merchant identification code, marketer ID and acquirer ID set by the MasterCard network, and that these codes could be changed without prior notice to Comdata. Also, under MasterCard rules Transactions below the merchant’s floor limit may be processed manually rather than electronically, and accordingly will be approved regardless of the merchant identification. International transactions will be blocked.

(e)	Program Responsibilities. Each Party is responsible for certain aspects of the Program as follows:

(i)	Greensky’s responsibilities. Greensky shall be responsible for the following:
(1)	All marketing activities for the Program;
(2)	Approval and credit underwriting of all Customers for the Program;
(3)	Compliance with all federal, state and local laws and regulations, including, without limitation, the federal Equal Credit Opportunity Act, the federal Fair Credit Reporting
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Act, the federal Truth in Lending Act, the federal Bank Secrecy Act and USA Patriot Act/OFAC and any regulations promulgated to implement such laws;

(4)	Communications to Comdata of new Customers for the Program, including transmission of account set up information;
(5)	Payment to Comdata for all Transactions on all Customer accounts along with Customer account level payment application detail, as more particularly described in Section 3 below;
(6)	Invoicing Customers and collection from Customers for all Transactions on all Customer accounts; and
(7)	Customer service relating to invoicing and payment issues.

(ii)	Comdata’s Responsibilities. Comdata shall be responsible for the following:
(1)	Account set-up for Greensky and each Customer as more particularly described in Section 3 below;
(2)	All costs associated with Card production for permanent Cards, including but not limited to plastic, design, hotstamping and production;
(3)	Transaction processing, both authorization and settlement per Greensky’s pre-defined parameters, which will be agreed to in writing by both parties;
(4)	Provide Greensky a daily transaction data file;

(5)	Customer service relating to Card usage issues, including Transaction authorizations and declines;
(6)	Standard reporting to Greensky; and
(7)	The authorization of charges that do not exceed the Available Spend for any Customer account as reported to Comdata by Greensky.

(g)	Personnel. Comdata will assign a designated Implementation Project Manager to assist with the Program implementation, and a Customer Relations Representative who will have responsibility for ongoing Program functions.

3.	Accounts and Payment Terms.

(a)	Accounts. Comdata will establish a corporate account for Greensky and will designate a separate account code and one or more customer identifications for each Customer, which will be tied to Greensky’s corporate account. Greensky understands and agrees that the accounts and Card(s) may only be used for valid and lawful purposes and limited to use for the specific approved Program. If Greensky uses, or allows Customers to use, the Card(s) or accounts for any other purpose, then Greensky shall be responsible for such use and may be required to reimburse Comdata, the Issuing Bank, and MasterCard for all amounts or expenses either Comdata, the Issuing Bank or MasterCard pays as a result of such use. Comdata recognizes that Greensky has business relationships with the Customers and Cardholders. Greensky has every right to market to the Customers and Cardholders without any approval or consent of Comdata. Furthermore, Comdata promises to not market any products or services to clients or accounts associated with Greensky accounts, Customers or Cardholders. Nothing contained herein shall prohibit Comdata from marketing or providing any products or services to Program Sponsors.

(b)	Credit Limit. Comdata will establish an overall credit limit for the corporate account based on Comdata’s credit review of Greensky and the various Funding Banks and will set credit limits for each Customer account based on instructions from Greensky. Greensky will ensure that the total of all Customer account credit limits will not exceed the overall corporate account credit limit. Comdata shall have the right to periodically review and adjust the credit limit on the corporate account as
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Comdata deems necessary. Greensky will be required to provide security in the form of a letter of credit or cash deposit in the amount determined by Comdata, which initially will be based on the projected transaction volume and subsequently on the actual usage. Greensky shall not allow the unpaid balance, including fees and other charges, to exceed the credit limit. If the credit limit is exceeded, then Comdata may request immediate payment, suspend service and charge additional service fees.

(c)	Account Payments. On a daily basis, Greensky will wire funds to Comdata’s designated account in an amount equal to all Transactions authorized in the previous 24 hours (or longer period for the day after a non-Business Day). Upon Greensky’s payment to Comdata in an amount equal to the then outstanding and undisputed authorized Transactions within the relevant period, Greensky or its assignee shall have the unencumbered right to collect the monies due and owing for such Transactions from the Customers (the “Receivables”) and shall likewise have the right to grant a first priority security interest in such Receivables to a third party. Greensky will reimburse Comdata for the costs of welcome kits to Customers and for the costs of producing any customized media inserts included in the welcome kits. Comdata will invoice Greensky separately for such Card related costs and expenses. Late payments of amounts owed to Comdata are subject to late fees in the maximum amount allowed by law.

(d)	Incentive Payments. Comdata shall provide a monthly rebate to Greensky by the 15th of each month in an amount equal to the aggregate net MasterCard merchant interchange, less the first [*****] basis points, on the total amount of Card transactions on all Customer accounts. The rebate is calculated each month based on the previous month’s transactions, net of any charge backs or credit losses. Greensky acknowledges and agrees that it is required to pay Comdata within 24 hours and will be responsible for Comdata’s cost of capital (cash) if it fails to do so in an amount equal to [*****] basis points of the total spend amount per day that the payment is delayed.

(e)	Security. From time to time Comdata may request Greensky to provide security for the performance when due of Greensky’s obligations hereunder. Greensky agrees to provide Comdata with such security, which shall be in the amount and form as required by Comdata in its reasonable discretion. The Account will not be available to Greensky until such security is accepted by Comdata in its sole discretion. In addition to any other security requested by Comdata, Greensky agrees to provide the personal guaranty of David Zalik. Comdata shall return any excess security from time-to-time and shall return all remaining security when all Programs are no longer active and all amounts owing on any accounts have been indefeasibly paid.

(f)	[*****]

(g)	[*****]

4.	Term. The initial Term shall commence on the Effective Date and shall continue until the third (3rd) anniversary of such date. Thereafter, this Agreement shall automatically renew for successive one (1) year Terms unless either Party gives written notice of non-renewal to the other Party of not less than one-hundred and eighty (180) days prior to the expiration of the then existing Term. Either party shall give written notice of not less than one-hundred eighty (180) days should it elect to terminate prior to the end of the Term.

5.	Default and Remedies. In the event of either party’s default under this Agreement, including, without limitation, failure to comply with the credit limit and payment terms provisions hereof, the other party shall have the right to immediately suspend the accounts until such breach is cured. In the
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event any such breach or default is not cured within a reasonable period of time, then the party not in default may thereafter terminate this Agreement. Greensky acknowledges and agrees that any default by Greensky called by a Funding Bank under any loan origination agreement or other agreement with the Funding Banks shall be a material default under this Agreement. Greensky agrees to notify Comdata promptly of any such default called by a Funding Bank. Additionally, Greensky agrees to notify Comdata within 24 hours of receiving notice that a Funding Bank intends to no longer participate and fund under the Program. Greensky’s obligation to pay for all outstanding amounts on the accounts incurred before the effective date of termination shall survive termination.

6.	Customer Verification. Greensky shall be responsible for verifying the identity of each Customer and for assuring that each Customer is not using the Cards for funding any illegal activities or financing terrorist activities. Accordingly, Greensky represents and warrants that it has developed, implemented and will maintain an effective Anti-Money Laundering and OFAC compliance program, including written policies and procedures and internal controls designed to verify the identity of each Customer and to monitor for any suspicious activity. If Greensky identifies suspicious activity or receives a match against the OFAC list, then it will promptly report such incident to Comdata’s BSA Compliance Officer. Recordkeeping efforts regarding Greensky’s customer identification program should align with the Comdata AML-OFAC Compliance Manual and records should be retained for a period of five years.

Further, Greensky represents and warrants that it has developed and implemented written policies and procedures as required by Section 114 of the Fair and Accurate Credit Transactions Act of 2003 to detect, prevent, and mitigate the risk of identity theft in connection with the Program and that these policies and procedures are reviewed periodically and updated as necessary. Greensky further represents and warrants that a component of its identify theft prevention program is to identify red flags indicative of possible identity theft. If Greensky identifies an incident of identity theft, it will promptly report such incident to Comdata and take all other appropriate steps to prevent or mitigate identity theft.

Greensky will provide Comdata copies of its Anti-Money Laundering and OFAC compliance program and Identity Theft Prevention program documents upon request.

7.	Compliance with Laws. Greensky represents, warrants, covenants and agrees that all actions it takes under this Agreement will comply in all material respects with applicable local, state and federal laws and regulations in effect from time to time, including, but not limited to, the federal Equal Credit Opportunity Act, the federal Fair Credit Reporting Act, the federal Truth in Lending Act, the federal Bank Secrecy Act and USA Patriot Act/OFAC and any regulations promulgated to implement such laws. Comdata and its internal and external auditors and the government agencies that regulate it, will have the right to initiate periodic audits of Greensky to ensure compliance with laws, at least once each calendar year upon at least ten (10) days prior notice. Any such audit will be at Comdata’s expense and will be conducted during reasonable business hours in such a manner that does not unduly disrupt normal business operations. If any such audit results in Greensky being notified that it is not in compliance with any applicable law or regulation, then Greensky will, at its expense, promptly take any and all actions necessary to cause compliance with such law or regulation. The rights and obligations in this Section shall survive the termination or expiration of this Agreement.

8.	Confidentiality and Data Security. Each Party agrees and covenants that it shall not, during term of the Agreement or at any time after the termination or expiration hereof, use or disclose to any third party, other than during the proper performance of its duties, the confidential and proprietary
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information of the other Party, including, but not limited to technical information, such as file record layouts, and any of the procedures, practices or confidential dealings of Comdata or Issuing Bank. Greensky acknowledges and agrees that transaction information, including, without limitation, Card numbers and data gathered at the point of sale, is confidential, and Greensky is entitled to use this information only for cardholder reporting and invoicing and for no other purposes without Comdata’s prior written consent.. The provisions of this Section shall not apply to disclosures required by law.

Pursuant to Section 3(c), Comdata will transmit electronic cardholder data to Greensky for Greensky to provide reports and invoices to Cardholders. Greensky shall be responsible for the security of Cardholder data in its possession and control. Greensky will take commercially reasonable security precautions to safeguard such data and to prevent unauthorized third parties from accessing, modifying or altering such data. Greensky will promptly notify Comdata of any security breach that could affect the integrity, confidentiality, or accuracy of the Cardholder data and shall comply with all applicable law regarding such breach. Although it is not anticipated that Comdata will provide full, unmasked Card numbers to Greensky, to the extent it does receive, store or transmit full, unmasked Card numbers, Greensky agrees to comply and maintain such compliance during the term of the Program with the most current version of the Payment Card Industry Data Security Standard (PCI-DSS), as maintained by the PCI Standards Council. To the extent it receives, stores or transmits full, unmasked Card numbers, Greensky will furnish Comdata annually, or upon Comdata’s written request, with validation, satisfactory to Comdata in its reasonable discretion, of compliance with the PCI-DSS compliance standard.

9.	Lost or Stolen Cards. Greensky agrees to notify Comdata immediately of any loss, theft or unauthorized use of any Card or account. Greensky understands that it is liable for unauthorized use of the Cards and accounts, provided however, that Greensky will not be liable for unauthorized charges that occur after it notifies Comdata of the loss, theft or possible unauthorized use.

10.	Liability of Acts of Greensky, Customers, Employees and Agents. Greensky agrees to indemnify and hold harmless Comdata from any and all liability resulting from the breach of this Agreement by Greensky, or the acts of any employees or agents of Greensky, Home Depot or any Customers, which acts shall include but are not limited to negligent acts of such persons. Comdata agrees to indemnify and hold harmless Greensky from any and all liability resulting from Comdata’s breach of this Agreement.

11.	Limitation of Liability. Comdata shall not be liable for any loss or damages sustained by Greensky or its Customers as a result of delay in servicing a transaction request, delay resulting from equipment failure or transmission failure, act of god or any other cause not within the reasonable control of Comdata. IN NO EVENT SHALL COMDATA BE RESPONSIBLE FOR CONSEQUENTIAL, SPECIAL, INCIDENTAL OR PUNITIVE DAMAGES, REGARDLESS OF WHETHER COMDATA WAS MADE AWARE OF THE POSSIBILITY OF SUCH DAMAGES. COMDATA MAKES NO REPRESENTATIONS OR WARRANTIES, WHETHER EXPRESS OR IMPLIED, INCLUDING ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

12.	Relationship Of The Parties. The Parties are independent contractors. No partnership or joint venture is intended to be created by this Agreement, nor any principal-agent or employer-employee relationship. Except to the extent expressly provided in this Agreement, neither Party has, and neither Party shall attempt to assert, the authority to make commitments for or to bind the other Party to any obligation.
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13.	Notices. All written notices required to be given by this Agreement shall be deemed to be duly given if delivered personally or sent by U.S. mail, facsimile or overnight courier to Comdata, 5301 Maryland Way, Brentwood, TN 37027, attn: General Counsel, or to Greensky, 1797 Northeast Expressway, Suite 100, Atlanta, GA 30329, attn: President.

14.	No Subcontractors. Greensky will not assign or subcontract any of its obligations under this Agreement to any third party without the express written consent of Comdata.

15.	Effect on Previous Agreement. This Agreement amends and restates the Previous Agreements and supersedes the Previous Agreements in their entirety, and the Previous Agreements shall no longer be in effect.

16.	Miscellaneous. This Agreement shall be governed by the laws of the State of Tennessee, without regard to the choice of law rules of such state. In the event that Comdata engages the services of a collection agency or attorney to collect payment, then Greensky agrees to pay all such costs, fees and expenses of such agency or attorney, including without limitation, court costs and out-of-pocket expenses. Failure to insist upon strict compliance with any of the terms or conditions of this Agreement shall not be deemed a waiver of such term or condition, nor shall any waiver or relinquishment of any right or power hereunder at any time or times be deemed a subsequent waiver or relinquishment of such right or power. The section headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. In case one or more of the provisions contained in this Agreement or any application thereof shall be invalid, illegal, or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions contained herein and any other application thereof shall not in any way be affected or impaired thereby. This Agreement, together with the exhibits hereto which are incorporated herein by reference, constitutes the entire agreement of the parties relating to this subject matter and supercedes all prior or contemporaneous agreements and understandings regarding the subject matter hereof, whether written or verbal. Except as expressly set forth herein, this Agreement may only be modified by a writing signed by both parties. This Agreement shall be binding on the parties and their respective successors and assigns. Notwithstanding the foregoing, this Agreement may not be assigned, in whole or in part, by Greensky without the prior written consent of Comdata. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have entered into this Agreement as of the Effective Date.

COMDATA NETWORK, INC.		GREENSKY TRADE CREDIT, LLC

BY:	/s/ Robert Skiba [sic]	BY:	/s/ David Zalik

TITLE: EVP		TITLE: CEO
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Exhibit A

Existing Programs

The Greensky MasterCard Program—Greensky offers retailers and distributors a line of credit to purchase inventory at market using the Greensky MasterCard Program.

The Benjamin Moore Program

The Home Depot Program—Greensky offers customers of The Home Depot a co-branded MasterCard card program to allow such customers to use their loan proceeds from Greensky to purchase materials and services at Home Depot using the co-branded MasterCard card

The Greensky Home Improvement Program—Greensky offers customers a co-branded MasterCard card program to allow such customers to use their loan proceeds from Greensky to purchase home improvement materials from various retailers using the co-branded MasterCard card.

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AMENDMENT TO
AMENDED AND RESTATED
CO-BRANDED MASTERCARD CARD PROGRAM AGREEMENT

THIS AMENDMENT TO AMENDED AND RESTATED CO-BRANDED MASTERCARD CARD PROGRAM AGREEMENT (this “Amendment”), effective as of December 30, 2013, is made by and between Greensky Trade Credit, LLC, a Georgia limited liability company (“Greensky”), and Comdata Inc., a Delaware corporation and successor in interest to Comdata Network, Inc., a Maryland corporation (“Comdata”).

RECITALS:

A. Comdata and Greensky are parties to that certain Amended and Restated Co-Branded MasterCard Card Program Agreement dated October 15, 2012 (the “Agreement”).

B. The parties desire to amend the Agreement as set forth herein. Capitalized terms used herein and not otherwise defined will have the respective meanings set forth in the Agreement.

IN CONSIDERATION of the mutual promises contained in this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Greensky and Comdata agree to amend the Agreement as follows:

1. Section 3(c) of the Agreement is hereby deleted in its entirety and replaced with the following:

“Greensky or its bank partners will wire funds to Comdata’s designated account in an amount necessary to ensure that Comdata has received cash equal to all Transactions settled through the MasterCard network the previous business day (or longer period for the day after a non-business day). Upon Greensky’s payment to Comdata in an amount equal to the then outstanding and undisputed settled transactions within the relevant period, Greensky or its assignee shall have the unencumbered right to collect the monies due and owing for such transactions for the customers (the “Receivables”) and shall likewise have the right to grant a first priority security interest in such Receivables to a third party. Greensky will reimburse Comdata for the costs of welcome kits to Customers and for the costs of producing any customized media inserts included in the welcome kits. Comdata will invoice Greensky separately for such Card related costs and expenses. Late payments of amounts owed to Comdata are subject to late fees in the maximum allowed by law.”

2. Section 3(f)(A) of the Agreement is hereby deleted in its entirety and replaced with the following:

[*****]

3. Section 3(0(B) of the Agreement is hereby deleted in its entirety and replaced with the following:

[*****]

4. Section 3(f)(D)(iv) of the Agreement is hereby deleted in its entirety and replaced with the following:

“Within 10 days from month-end, Greensky shall deliver to Comdata a report that identifies all Funding Banks under its Programs, the amount of their commitment, current balance, daily authorizations, total

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amount funded, and the remaining availability. Comdata agrees to use the financial information received from Greensky hereunder solely in connection with its performance under this Agreement and not to disclose any non-public information of Greensky to any third party (other than as may be required to be disclosed to the Issuing Bank) without the consent of the Customer.”

5. A new subsection (v) is hereby added to the end of Section 3(0(D) as follows:

“(v) Within 10 days from month-end, Greensky will provide a listing of loan originations for its top 10 Program Sponsors. The listing should include the amounts owed as well as the percentage to the total of all originations for the same time period across all Program Sponsors. Program Sponsors’ names can be masked based on Greensky’s desire to do so. Comdata reserves the right to request additional information about any Program Sponsor representing more than 10% of Greensky’s loan originations.”

6. Except as expressly amended or modified hereby, the Agreement remains in full force and effect and is hereby ratified and confirmed by the parties hereto in all respects. Each reference in the Agreement to “this Agreement” or “hereof”, “hereunder” or words of like import, and each reference in any other document to the Agreement shall mean and be a reference to the Agreement as amended hereby.

IN WITNESS WHEREOF, the parties have entered into this Amendment through their duly authorized representatives:

COMDATA INC.	GREENSKY TRADE CREDIT, LLC

BY: /s/ Lisa Peerman	BY: /s/ David Zalik
TITLE: General Counsel	TITLE: CEO
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SECOND AMENDMENT TO
AMENDED AND RESTATED
CO-BRANDED MASTERCARD CARD PROGRAM AGREEMENT

THIS SECOND AMENDMENT TO AMENDED AND RESTATED CO-BRANDED MASTERCARD CARD PROGRAM AGREEMENT (this “Amendment”), effective as of May 1, 2014, is made by and between Greensky Trade Credit, LLC, a Georgia limited liability company (“Greensky”), and Comdata Inc., a Delaware corporation and successor in interest to Comdata Network, Inc., a Maryland corporation (“Comdata”).

RECITALS:

A. Comdata and Greensky are parties to that certain Amended and Restated Co-Branded MasterCard Card Program Agreement dated October 15, 2012, as previously amended (the “Agreement”).

B. The parties desire to amend the Agreement as set forth herein. Capitalized terms used herein and not otherwise defined will have the respective meanings set forth in the Agreement.

IN CONSIDERATION of the mutual promises contained in this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Greensky and Comdata agree to amend the Agreement as follows:

1. Section 4 of the Agreement is hereby deleted in its entirety and replaced with the following:

4. Term and Termination.

(a) Term. The initial Term shall commence on the Effective Date and shall continue until April 30, 2017. Thereafter, this Agreement shall automatically renew for successive one (1) year Terms unless either Party gives written notice of non-renewal to the other Party of not less than two hundred and seventy (270) days prior to the expiration of the then existing Term.

(b) Termination.

(i) This Agreement may be terminated upon advance written notice in the event that (1) either party becomes insolvent, (2) Issuing Bank ceases to be a MasterCard Member or Card issuer and no successor is appointed, or the term of the Agreement between Comdata and Issuing Bank pertaining to the issuance of Cards expires or terminates or expires and is not replaced, (3) Issuing Bank fails to approve or revokes its approval of the Program or otherwise prohibits the Program or this Agreement, or (4) as set forth in Section 2(a). Comdata will use commercially reasonable efforts to identify the specific reasons for a potential termination under (3) or (4), will communicate such reasons to Greensky, and will cooperate to modify or alter the Program so as to avoid termination.

(ii) Comdata may terminate this Agreement upon advance written notice to Company: (1) in the event of a change in Applicable Law or the interpretation or enforcement thereof that would cause Comdata, in its reasonable discretion, to be out of compliance and Comdata reasonably determines that the Program cannot be altered or modified to become compliant; or (2) upon repeated violations by Company of the Compliance and Information Security Addendum and/or the Anti-Money Laundering/OFAC Program and Identity Theft Program Addendum as determined by Comdata in its reasonable discretion.

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(iii) Either party may terminate this Agreement in the event of a default in accordance with Section 5.

(c) Effect of Termination. In the event of non-renewal or termination of this Agreement other than a termination by Comdata under subsection b(ii)(2) or (b)(iii) above, Comdata will use commercially reasonable efforts to assist Greensky in transitioning the Program to another provider to avoid disrupting Greensky’s operations and the Program.

2. Section 3(d) of the Agreement is hereby deleted in its entirety and replaced with the following:

(d) Incentive Payments. From the Effective Date through December 31, 2014, Comdata shall provide a monthly incentive payment to Greensky by the 15th of the month in an amount equal to the aggregate net MasterCard merchant interchange, less the “Comdata Keep” basis point amount set forth in the table below based on the monthly Transaction volume.

	Monthly Spend	Comdata Keep
Tier 1	First $[*****]	[*****] basis points
Tier 2	$[*****] to $[*****]	[*****] basis points
Tier 3	Over $[*****]	[*****] basis points

After December 31, 2014 and through the remainder of the initial term, Comdata shall provide a monthly incentive payment to Greensky by the 15th of the month in an amount equal to the aggregate net MasterCard merchant interchange less [*****] basis points.

The incentive is calculated each month on the previous month’s Transactions net of any Transactions charged back or credit losses Comdata suffers as a result of Greensky or its bank partner not providing funding for the Transaction and net of any Transactions processed outside the MasterCard network (“on us” or Comdata Network transactions).

3. Section 3(c) of the Agreement is hereby deleted in its entirety and replaced with the following:

(c) Account Payments. Greensky or its bank partners will wire funds to Comdata’s designated account in an amount necessary to ensure that Comdata has received cash equal to all Transactions settled through the MasterCard network identified in the settlement file provided to Greensky on the previous business day (or longer period for the day after a non-business day). Upon Greensky’s payment to Comdata in an amount equal to the then outstanding and undisputed settled Transactions within the relevant period, Greensky or its assignee shall have the unencumbered right to collect the monies due and owing such transactions for the customers (the “Receivables”) and shall likewise have the right to grant a first priority security interest in, or sell or assign, such Receivables to a third party. In addition, Greensky or its bank partners will calculate the “amount of one day of expected daily funding” and make a security deposit to Comdata’s designated account in the “amount of one day of expected daily funding”. The “amount of one day of expected daily funding” will be the average of the prior month daily settlement calculated as the prior month’s total settled transaction volume divided by twenty-six (26). The initial security deposit shall be made within five (5) days from execution of this Amendment. The calculation shall be updated each month by Greensky, and the deposit will be

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adjusted accordingly by no later than the 5th Business Day of each month. Except for Existing Programs and the Consumer Direct Program, Greensky and Comdata will negotiate in good faith regarding the costs for any Cards, welcome kits and shipping costs for additional programs added subsequent of the effective date of this Agreement. Late payments of amounts owed to Comdata are subject to late fees in the maximum amount allowed by law.

4. Section 2 of the Agreement is hereby amended by adding new subsection (h) at the end of such section to read as follows:

(h) Volume Commitment and Incentive Payments.

Greensky commits to a minimum annual volume of $[*****] in Card Transactions processed through the MasterCard network for all programs operated under the terms of the Agreement (“Volume Commitment”). OR $[*****] in aggregate through the current term of the agreement, whichever amount is reached first, at any time between May 1, 2014 and April 30, 2017. During the initial and any renewal Term, Greensky agrees that it shall use the Program exclusively and not use any other third party payment card network or other Member Service Provider in connection with Customers accessing loan proceeds in connection with the Existing Programs.

5. In consideration for the Volume Commitment described above, Comdata will pay to Greensky a signing bonus of $[*****] payable within five (5) days of the execution of this Amendment by Greensky. In the event that Greensky does not fulfill the Volume Commitment, Comdata’s sole remedies shall be:

(a) for Comdata to require Greensky to repay the signing bonus to Comdata on demand as follows:

1)	if Volume for the period between May 1, 2014 and December 31, 2014 is not greater than or equal to $[*****], GreenSky shall repay [*****]% of the signing bonus;
2)	if Volume for the period between January 1, 2015 and December 31, 2015 is not greater than or equal to $[*****], GreenSky shall repay [*****]% of the signing bonus;
3)	if Volume for the period between January 1, 2016 and December 31, 2016 is not greater than or equal to $[*****], GreenSky shall repay [*****]% of the signing bonus; and
4)	if Volume for the period between January 1, 2017 and April 30, 2017 is not greater than or equal to $[*****], GreenSky shall repay [*****]% of the signing bonus; and

(b) for Comdata to reset the monthly incentive payment to Greensky to an amount equal to the aggregate net MasterCard merchant interchange less [*****] basis points as follows:

1)	if Volume for the period between May 1, 2014 and December 31, 2014 is not greater than or equal to $[*****], GreenSky shall repay any difference between [*****] bps of volume and the amount paid to Comdata during 2014;
2)	if Volume for the period between January 1, 2015 and December 31, 2015 is not greater than or equal to $[*****], GreenSky shall repay [*****] bps of Volume in 2015;
3)	if Volume for the period between January 1, 2016 and December 31, 2016 is not greater than or equal to $[*****], GreenSky shall repay [*****] bps of Volume in 2016;
4)	if Volume for the period between January 1, 2017 and April 30, 2017 is not greater than or equal to $[*****], GreenSky shall repay [*****] bps of Volume in 2017.
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Notwithstanding the foregoing, if GreenSky achieves on a cumulative basis the goals for Volume provided for above, (i) Comdata shall return to GreenSky any signing bonus theretofore returned by GreenSky to Comdata as contemplated by clause (1) above, and (ii) Comdata shall pay GreenSky the additional [*****] bps of incentive payment on an ongoing and retroactive basis.

In addition to the Volume Commitment bonus, Comdata will pay to Greensky the amount of $[*****] representing a prior adjustment to Greensky’s incentive payments relating to the MasterCard [*****] basis point adjustment in interchange. In accepting this payment, Greensky waives any claims, whether known or unknown, regarding or relating to the sufficiency of prior incentive payments paid by Comdata under the Agreement.

6. As described in Section 3(c) of the Agreement, Greensky’s bank partners wire funds to Comdata’s designated account for payment. Greensky will make a good faith effort to ensure that its bank partners only wire funds to Comdata for the Programs and do not wire funds that otherwise are owed to Greensky. Comdata will cooperate with Greensky to provide reporting concerning the amount owed in an effort to assist Greensky in obtaining accurate funding from its bank partners.

7. The term “Existing Programs” shall be deemed to include all Programs for which, as of the date of this Amendment, Comdata has submitted a partner business case form to Issuing Bank or that are in effect as of the date of this Amendment.

8. Except as expressly amended or modified hereby, the Agreement remains in full force and effect and is hereby ratified and confirmed by the parties hereto in all respects. Each reference in the Agreement to “this Agreement” or “hereof”, “hereunder” or words of like import, and each reference in any other document to the Agreement shall mean and be a reference to the Agreement as amended hereby.

IN WITNESS WHEREOF, the parties have entered into this Amendment through their duly authorized representatives:

COMDATA INC.	GREENSKY TRADE CREDIT, LLC

BY: /s/ Mark Schatz [sic]	BY: /s/ David Zalik
TITLE: EVP	TITLE: CEO
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AMENDMENT TO
AMENDED AND RESTATED
CO-BRANDED MASTERCARD CARD PROGRAM AGREEMENT

THIS AMENDMENT TO AMENDED AND RESTATED CO-BRANDED MASTERCARD CARD PROGRAM AGREEMENT (this “Amendment”), effective as of January 1, 2015, is made by and between Greensky Trade Credit, LLC, a Georgia limited liability Greensky (“Greensky”), and Comdata Inc., a Delaware corporation and successor in interest to Comdata Network, Inc., a Maryland corporation (“Comdata”).

RECITALS:

A. Comdata and Greensky are parties to that certain Amended and Restated Co-Branded MasterCard Card Program Agreement dated October 15, 2012 (the “Agreement”).

B. The parties desire to amend the Agreement as set forth herein. Capitalized terms used herein and not otherwise defined will have the respective meanings set forth in the Agreement.

IN CONSIDERATION of the mutual promises contained in this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Greensky and Comdata agree to amend the Agreement as follows:

1. Section 6 of the Agreement is hereby deleted in its entirety and replaced with the Anti-Money Laundering/OFAC Program and Identity Theft Program Addendum attached hereto as Exhibit A.

2. Section 7 of the Agreement is hereby deleted in its entirety and replaced with the Compliance Addendum attached hereto as Exhibit B. To the extent that any provision of the Agreement, including, without limitation, Section 2, conflicts with the provisions of the Compliance Addendum (Exhibit B), the Compliance Addendum attached hereto shall control.

3. Section 8 of the Agreement is hereby amended by adding the following as a new third paragraph at the end of the section:

“Greensky will maintain and test annually a disaster recovery plan sufficient to ensure that if any individual facility, server or platform becomes inoperable or loses data, or another similar type of event occurs, Greensky will be able to continue performing its obligations under this Agreement. Greensky shall not be excused from performance in the event of a force majeure event which would have been prevented had a disaster recovery plan complying with this Subsection been implemented or tested as provided herein. Upon request, Greensky will provide a summary of the disaster recovery plan and annual testing results to Comdata.”

4. Except as expressly amended or modified hereby, the Agreement remains in full force and effect and is hereby ratified and confirmed by the parties hereto in all respects. Each reference in the Agreement to “this Agreement” or “hereof”, “hereunder” or words of like import, and each reference in any other document to the Agreement shall mean and be a reference to the Agreement as amended hereby.

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IN WITNESS WHEREOF, the parties have entered into this Amendment through their duly authorized representatives:

COMDATA INC.	GREENSKY TRADE CREDIT, LLC

BY: Ralph [sic]	BY: /s/ Timothy Kaliban
TITLE: SVP, Comdata	TITLE: President
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EXHIBIT A

Anti-Money Laundering/OFAC Program and Identity Theft Program Addendum

•	Identity Theft Program. Greensky shall implement and maintain policies and procedures as required by Section 114 of the FACT Act to detect, prevent and mitigate the risk of identity theft (the “Identity Theft Program”). The Identity Theft Program shall be reviewed and updated periodically, will contain provisions to identify red flags indicative of possible identity theft, and will ensure that Greensky takes other appropriate steps to mitigate identity theft. Greensky shall provide a copy of its Identity Theft Program to Comdata upon request.

•	AML Program. Greensky shall implement an anti-money laundering program and Office of Foreign Assets Control (OFAC) compliance program that complies with all Applicable Laws (the “AML Program”) which includes but is not limited to:

o	A Customer Identification Program

▪	Customer Notice. Greensky is responsible for providing its Customers with a notice that generally describes the identification requirements, in accordance with 31 C.F.R. § 103.121(b)(5) or similarly applicable provision of the regulations and must be provided to a prospective Customer before an account is established.

▪	Identifying Information. Greensky is responsible for collecting from each Customer identifying information regarding such Customer which shall, at a minimum, include:

•	Name

•	street address

•	For sole proprietorships, and individuals

o	date of birth; and

o	(for a U.S. person) taxpayer identification number or (for a non-U.S. person) taxpayer identification, passport number and country of issuance or any other government-issued identification number evidencing nationality or residence and bearing a photograph or similar safeguard

•	For limited liability forms of businesses

o	Date of organization or incorporation

o	Certificate of good standing

o	Employer Identification Number

o	NAICS classification
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o	Name of principal owner(s)

o	Names of members of Board of Directors (if applicable)

▪	Verification. Greensky is responsible for verifying the identity of its Customers using a consistent process. Such process may use all or a portion of the Identifying Information listed above, and may utilize documentary or non-documentary methods. In the event that Greensky cannot form a reasonable belief that it knows the true identity of a customer, Greensky may not conduct business with such customer and shall provide reporting to the appropriate funding partner.

o	Bank Secrecy Act/AML Customer Risk Rating.

▪	At or before the time a Customer relationship is established, Greensky must establish sufficient controls to ensure that all Customers are handled according to the risk represented by such Customers. Greensky currently subjects all Customers to the same level of scrutiny. GreenSky uses controls to mitigate the risk its Customers represent that may include but are not limited to: (a) screening all applications for possible fraud, (b) screening all applications for possible identity theft, (c) OFAC screening for all Customers during the application process, (d) transaction monitoring, (e) limited timeframes for use of a Card, and (f) restrictions on locations where a Card may be utilized. Upon request, Greensky will provide Comdata with information about its controls and will, in the event that Greensky materially changes or alters its controls, inform Comdata of such changes and the expected change to the risk profile of Greensky Customers.

▪	Greensky shall provide mutually agreed upon reporting to Comdata regarding approvals of Customers.

▪	Greensky shall provide documentation of its controls to Comdata and shall make any changes reasonably requested by Comdata or the Issuing Bank.

▪	Unless agreed upon in writing by Comdata, Greensky shall not approve any Customer for participation in the Program where that Customer does not meet Greensky’s AML criteria. Greensky will certify on an annual basis that Greensky is complying with this requirement.

o	Suspicious Activity. Greensky shall monitor transactions for suspicious activity and report any suspicious activity to Comdata and provide additional information as may be reasonably requested by Comdata.

o	Certification. Greensky shall certify annually to Comdata that it has implemented its AML Program and is abiding by the procedures in the AML Program. Greensky shall provide a copy of its AML Program (including procedures) annually and upon request from Comdata. Greensky shall review and update its AML Program on an annual basis to ensure effectiveness.

o	Recordkeeping. Greensky’s AML Program shall include requirements for recordkeeping as required by Applicable Laws and the MasterCard Rules.
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o	OFAC.

▪	Greensky shall not establish any Customer relationships, provide Cards to, or otherwise conduct business with, any individual or entity identified on OFAC’s Specially Designated Nationals and Blocked Persons (“SDN”) list.

▪	Greensky shall provide for screening applicants against the SDN List prior to establishing a customer relationship. Greensky shall screen all Customers and Cardholders against the SDN list at a frequency mutually agreed upon with Comdata.

▪	Greensky shall comply with all OFAC blocking, rejecting, and reporting requirements for any Customer(s) or, as applicable, Cardholder(s).

▪	Greensky shall notify Comdata as soon as practicable, but in no event less than three (3) days of identifying or otherwise obtaining knowledge of a suspected actual match to OFAC’s SDN list. For purposes of this requirement, a “suspected actual match” is a match against the OFAC SDN list that has not been dispositioned as a “false positive” following a secondary review of preliminary screening.

▪	Greensky will not employ or subcontract with any person who is a “Specially Designated National” as defined from time to time in OFAC regulations.

o	Greensky shall provide Comdata with reports detailing each new Customer in a format mutually agreed upon between Comdata and Greensky. Such reports shall be provided periodically, but no less frequently than monthly.
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EXHIBIT B

Compliance and Information Security Addendum

•	Approval of Customers and Materials.

o	Customer Relationships. All types of proposed customer relationships must be submitted, in writing, to Comdata for Comdata’s prior approval before any Cards are issued to such category of Customer. Comdata or Issuing Bank may refuse to enter into any category of Customer relationship or any individual customer relationship as they determine in their respective commercially reasonable discretion that such Customer category represents or may represent an unreasonable risk (e.g. a Customer category may pose an increased risk of engaging in anti-money laundering, illicit activities, suspicious behavior, appears on a prohibited persons list, or is conducting business of the type appearing on the Prohibited Business list). Greensky shall terminate any Customer relationship in the event that Comdata or Issuing Bank determine(s) in their respective commercially reasonable discretion that such Customer represents an unreasonable risk (e.g. a Customer is engaging in anti-money laundering, illicit activities, suspicious behavior, appears on a prohibited persons list, or is conducting business of the type appearing on the Prohibited Business list).

o	Materials. Greensky shall submit forms and templates of all Card and Program marketing materials to Comdata for approval prior to use of any such materials. Greensky may not use materials that do not conform to the submitted and approved materials. Greensky must establish a written agreement with each Customer for the provision of services and the use of Cards (each, a “Customer Agreement). Greensky shall use a Customer Agreement for each approved customer substantially in the form as attached as “Schedule 1” to this Addendum, prior to the use of such Customer Agreement. Each Customer Agreement shall include any terms or provisions required by Comdata such as but not limited to provisions ensuring that proper procedures are included for lost/stolen Cards. If required by Issuing Bank, Issuing Bank shall be identified as the Card issuer on all Cards and in all Card and Program marketing materials.

o	Marketing. Greensky shall market and administer the Program and the Cards in a manner which is consistent with Comdata and Issuing Bank’s standards and Applicable Laws. All forms of Program and Card marketing scripts (“Scripts”) and Program and Card marketing disclosure materials (“Disclosures”) (and any changes or alterations thereto) shall be submitted to Comdata on a quarterly basis upon request from Comdata for review, and Comdata shall have the right to refuse to allow Greensky to use such Scripts and Disclosures. Greensky shall require its employees to correctly use the Scripts and Disclosures. All Scripts and Disclosures must comply with Applicable Law.

o	Call Recording. Greensky shall not conduct any Customer outbound telemarketing activities associated with the Program without the written consent of Comdata.

o	Prohibited Business List. Greensky may not enter into a relationship with a business of the type listed on Comdata’s Prohibited Business List attached hereto as Schedule 2. Comdata may revise such Prohibited Business List from time to time. In the event that a Customer is found to be a type appearing on the Prohibited Business List, Greensky shall terminate its
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relationship with such Customer within thirty (30) days. Any such failure to terminate shall be material breach of the Agreement.

o	Failure to Comply. In the event Greensky fails to comply with the obligations regarding approval of Customers and materials, Comdata may, in its sole discretion, assess the following fees, if Greensky does not cure such failure within eleven (11) business days of written notice of such failure by Comdata: 1.[5]t offense - $5,000.00; 2” offense $10,000.00; 3rd offense - $15,000.00. Assessment of any such fee is not an election of remedies by Comdata and does not preclude the exercise of any other rights or remedies that may now or subsequently be available to Comdata at law, in equity, by statute, in any other agreement between the Parties or otherwise

•	Financial Information. In addition to any requirements set forth in this Agreement, Greensky shall, upon request, provide Comdata with Greensky’s annual SSAE 16 Type II report. Greensky shall maintain complete and accurate accounting records related to this Agreement and shall maintain such records for a period of no less than two (2) years following termination of the Agreement.

•	Audit. Comdata or Issuing Bank and the government agencies that regulate Comdata or Issuing Bank may at any time and upon reasonable prior written notice audit and examine Greensky’s compliance under the Agreement which may include access to Greensky’s premises or facilities. If any such audit results in Greensky being notified that it or any of the Customers is not in compliance with any Applicable Law or a representation, warranty or covenant of this Agreement, then Greensky will, at no cost to Comdata, promptly take (or cause its Customer(s) to take) any and all actions necessary to cause compliance.

•	Insurance. Unless otherwise agreed by Comdata, Greensky shall maintain insurance of the types and in the MINIMUM amounts set forth below. All policies described below will be written by insurance companies that are properly licensed in all applicable jurisdictions with a minimum A.M. Best rating of A - (A minus) and a minimum A. M. Best Financial Size Rating of “VII”. Greensky shall provide certificates of insurance to Comdata annually and upon request. Greensky shall provide thirty (30) days written notice to Comdata prior to the cancellation, non-renewal or material change of any insurance required in this Agreement. Umbrella Liability Insurance may be purchased and maintained by Greensky in order to satisfy the limits of liability required in this Agreement, and Comdata and Issuing Bank shall be named as additional insureds on such policy.

o	Crime Insurance, including employee dishonesty and computer fraud coverage, for losses arising out of the dishonest acts committed by the employees, officers, of Greensky, with coverage in a minimum amount of ONE MILLION DOLLARS ($1,000,000) on a per occurrence basis.

o	Commercial General Liability Insurance with a limit not less than FIVE MILLION DOLLARS ($ 5,000,000) on a per occurrence basis. Commercial general liability insurance shall be written on the current version of ISO occurrence form CG 00 01, or substitute form providing equivalent coverage, and shall cover liability arising from premises, operations, independent contractors, products-completed operations, personal and advertising injury, and liability assumed under an insured contract, including the tort liability of another assumed in a business contract. Comdata and Issuing Bank shall be named as additional insured on such policy as such relates to any liability or potential liability arising out of or related to this
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Agreement. Greensky shall maintain such Commercial General Liability Insurance during the Term of this Agreement and for a period of one (1) year thereafter.

o	Professional Liability Insurance appropriate to Greensky’s profession with a limit of not less than THREE MILLION DOLLARS ($3,000,000) per loss. Coverage shall apply to liability for a professional error, act or omission arising out of the scope of Greensky’s services as defined in this Agreement. Greensky shall maintain such Professional Liability Insurance during the Term of this Agreement and for a period of one (1) year thereafter.

•	Compliance with Applicable Laws.

o	Applicable Laws.

▪	Greensky shall comply with all Applicable Laws with respect to its obligations and role in connection with each Program and its actions under this Agreement. Furthermore, Greensky shall not act in a manner that would cause Comdata to be in violation of Applicable Laws. Greensky shall cooperate and provide all documentation, information, and assistance as reasonably required by Comdata for compliance with Applicable Laws including but not limited to such information and reasonable assistance as may be necessary for Comdata or a regulatory authority to confirm legal or regulatory compliance. For the purposes of this Agreement, “Applicable Laws” means the following, as in effect from time to time: (i) any and all applicable federal, state, provincial and local laws, statutes, ordinances, orders, codes, rules, regulatory guidance, regulations or other requirements having the force of law that govern or affect this Agreement or the subject matter hereof; (ii) any and all supervisory directives, policies, practices, protocols, standards and guidance of regulators having jurisdiction over the Bank governing or affecting this Agreement, or the subject matter hereof; (iii) any and all directives, policies, practices, protocols, codes, standards and guidance of regulators which, although not necessarily having force of law, is regarded by such regulator as requiring compliance as if they had force of law; and (iv) any and all bylaws, rules, operating regulation, guidelines, requirements, standards, or mandates of any kind promulgated from time to time by any payment network such as but not limited to MasterCard that are communicated by Comdata to Greensky.

▪	Greensky acknowledges that Comdata and Issuing Bank are subject to examination and audit by regulatory agencies. Greensky agrees to cooperate fully with respect to examinations, audits, and investigations by MasterCard and/or federal and state regulatory agencies having supervision over Comdata and/or Issuing Bank including but not limited to access to facilities, systems, and records.

▪	Greensky shall immediately notify Comdata of any formal or informal request by any governmental agencies to examine records pertaining to this Agreement.

o	UDAAP. Greensky must implement and maintain policies and procedures sufficient to prevent Greensky or its employees from engaging in unfair, deceptive or abusive acts or practices (the “UDAAP Policy”). Greensky shall provide its UDAAP Policy to Comdata upon request and shall make any changes reasonably requested by Comdata. The UDAAP Policy must provide for:
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▪	Training to its employees on at least an annual basis.

▪	Establishment of a complaint management system and procedures (a “Complaint Policy”) that provides for monitoring, documenting, and resolving complaints alleging unfairness or abuse.

▪	Follow-up to ensure the resolution occurs.

▪	Upon request by Comdata, provide Comdata with mutually agreed upon reporting regarding the types and substance of complaints (as defined under the approved Complaint Policy) and the associated forms of resolution in order to determine if trends exist or are developing.

▪	Record contact center support calls and to allow review by Comdata andjor Issuing Bank upon request consistent with Greensky’s contractual obligations to its Funding Banks and its legal obligations under Applicable Law.

▪	Ensure all marketing and advertising materials comply with all UDAAP requirements, including but not limited to, ensuring materials have a reasonable factual basis for all representations.

▪	Provide Customers with a written response to and proposed resolution of all non-regulatory complaints within fifteen calendar days.

▪	Promptly notifying Comdata of any complaint related to the Program that involves, is received from, or is initiated by a regulatory agency or government body such as a State Attorney General or the Consumer Financial Protection Bureau (a “regulatory complaint”) as soon as commercially feasible following receipt of the regulatory complaint. All such regulatory complaints shall be responded to as soon as commercially feasible, but in no event later than the time limit imposed by the regulatory agency or government body.

▪	Compliance Training. Greensky shall provide information to Comdata upon request regarding Greensky’s compliance training including:

▪	Estimate of amounts spent and percentage of overall operating budget

▪	Names and locations third-parties used for compliance training; and

▪	Dates of training (internal or third-party), attendees and general descriptions of topics covered and support materials used.

Greensky must perform annual information security and privacy awareness training for all employees, contractors or temporary workers.

•	Prohibition on Subcontractors. In the event that Greensky wishes to utilize a subcontractor or vendor, Greensky must establish, implement, and maintain a comprehensive vendor management program (“VMP”) which is subject to approval by Comdata, such approval may not be unreasonably withheld. Greensky may not use subcontractors or vendors in relation to a Program or Cards unless
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such subcontractors or vendor relationships have been established in conformance with the VMP. For third party service providers or Affiliates as subcontractors engaged after the Effective Date, except upon the prior written consent of Comdata, Greensky shall not utilize any foreign-based third party service providers or Affiliates as subcontractors that have direct access to nonpublic personal information, as that term is defined by the Gramm-Leach-Bliley Act of 1999 (15 U.S.C. § 6809(4)), as may be amended from time to time, during the term of this Agreement without obtaining the prior written consent of Comdata. Greensky will provide Comdata with a listing of its critical subcontractors and vendors in relation to a Program or Cards on an annual basis and will also provide Comdata with such additional information as Comdata may reasonably request such as but not limited to activities performed, address, locations, and information security, disaster recovery and business continuity program information. If Comdata determines that a vendor or subcontractor represents an unreasonable risk, Greensky will cooperate with Comdata to ameliorate such risk or terminate such vendor or subcontractor relationship.

•	Reports and Information. Greensky shall provide Comdata with all information and reports deemed reasonably necessary by Comdata in order for Comdata to comply with Applicable Law and in order to meet any requirements of the Issuing Bank. Annually, Greensky shall complete Comdata’s compliance questionnaire and provide all reasonably requested information associated therewith. Further, an officer of Greensky shall also certify Greensky’s compliance with the terms of this Agreement and all warranties, representations, covenants, and obligations associated therewith.

•	Notification. Greensky shall immediately (within one business day or less) notify Comdata upon discovery if:

o	Greensky experiences a material adverse change in its financial condition.

o	Greensky changes the address of its principal place of business.

o	Greensky experiences a change of ownership or control.

o	Greensky’s business is materially disrupted by a force majeure event.

o	Greensky is subject to a confirmed or reasonably suspected data security breach that involves Sensitive Personally-Identifiable Information of a Customer of the Program or confidential information of Comdata or Issuing Bank. For the purposes of this section, “Sensitive Personally-Identifiable Information” means any non-public personally identifiable information of a Customer in combination with information associated with a Card such as the primary account number, expiration date, or a security code or protocol.

o	The Agreement or any act or omission of Greensky or Comdata in connection with or pursuant to the Agreement may violate any Applicable Laws.

o	Greensky learns that any person, entity, or governmental agency has threatened or filed legal action of any kind against Comdata or the Issuing Bank in connection with this Agreement.
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THIRD AMENDMENT TO
AMENDED AND RESTATED
CO-BRANDED MASTERCARD CARD PROGRAM AGREEMENT

THIS THIRD AMENDMENT TO AMENDED AND RESTATED CO-BRANDED MASTERCARD CARD PROGRAM AGREEMENT (this “Amendment”), effective as of March 3, 2016, is made by and between Greensky Trade Credit, LLC, a Georgia limited liability company (“Greensky”), and Comdata Inc., a Delaware corporation and successor in interest to Comdata Network, Inc., a Maryland corporation (“Comdata”).

RECITALS:

A. Comdata and Greensky are parties to that certain Amended and Restated Co-Branded MasterCard Card Program Agreement dated October 15, 2012, as previously amended (the “Agreement”).

B. The parties desire to amend the Agreement as set forth herein. Capitalized terms used herein and not otherwise defined will have the respective meanings set forth in the Agreement.

IN CONSIDERATION of the mutual promises contained in this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Greensky and Comdata agree to amend the Agreement as follows:

1. Section 3(f) of the Agreement is hereby amended to add a new subsection 3(f)(E) as follows:

“(E) Greensky shall notify Comdata within fifteen (15) days of the addition of any new Funding Bank and any material changes to the funding commitments of any existing Funding Bank with $200,000,000 or more in total loan commitments. Such changes include the following, but are not limited to: (i) termination or notice of termination of any existing banking partner; and (ii) adverse change in any loan terms (e.g., reduction of loan commitment amount, incremental material conditions attached to originations); and (iii) notice that any material population of loans originated hasn’t met origination conditions.”

2. Section 3(e) of the Agreement is hereby amended as follows:

“From time to time Comdata may request Greensky to provide security for the performance when due of Greensky’s obligation’s hereunder. Greensky agrees to provide Comdata with such security, which shall be in the amount and form as required by Comdata in its reasonable discretion. The Account will not be available to Greensky until such security is accepted by Comdata in its sole discretion. Comdata shall return any excess security from time-to-time and shall return all remaining security when all programs are no longer active and all amounts owning on any accounts have been indefeasibly paid.”

3. Except as expressly amended or modified hereby, the Agreement remains in full force and effect and is hereby ratified and confirmed by the parties hereto in all respects. Each reference in the Agreement to “this Agreement” or “hereof”, “hereunder” or words of like import, and each reference in any other document o the Agreement shall mean and be a reference to the Agreement as amended hereby.

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IN WITNESS WHEREOF, the parties have entered into this Amendment through their duly authorized representatives:

COMDATA INC.	GREENSKY TRADE CREDIT, LLC

BY: /s/ Kurt Presley [sic]	BY: /s/ Robert Partlow
TITLE: VP, Credit	TITLE: CFO
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